SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only
     (as permitted by rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section) 240.14a-11(c) or
     (section) 240.14a-12

                               INTELLIGROUP, INC.
.................................................................................
                (Name of Registrant as Specified in Its Charter)

                                  ASHOK PANDEY
.................................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies: ________________________________________________________________

    2) Aggregate number of securities to which transaction applies: ________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _________________________
       _________________________________________________________________________

    4) Proposed maximum aggregate value of the transaction: ____________________

    5) Total fee paid: _________________________________________________________

[ ] Fee paid previously with preliminary material.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:__________________________________________________
    2) Form, Schedule or Registration Statement No.:____________________________
    3) Filing Party:____________________________________________________________
    4) Date Filed:  ______________________

                                  ASHOK PANDEY
                                 944 Stuart Road
                               Princeton, NJ 08540



                                                                   May [ ], 2002



Dear Fellow Intelligroup Shareholder:


      I am the founder and one of the largest shareholders of Intelligroup, Inc. (the "Company"). I believe that the Company has significantly underperformed since my departure as Co-Chief Executive Officer and director. In my view, the current board's recent actions have not been in the best interest of shareholders and I have serious reservations about the ability of the current board and management to position the Company on the path of growth and sustained profitability, and regain investor confidence and trust.

      It is time for a change.  We deserve better.

      I believe that election of a new board is necessary to guide the Company to profitability and increase shareholder value. I am therefore seeking your support to elect five nominees to the Company's board who share my belief that the Company's stock trades at levels far below its potential value and who share my views about the strategies required to maximize the value of our Company.

      Join me in my effort to increase the value of our investment. The Company's Annual Meeting is scheduled to take place on July 2, 2002. At that time, you will have the opportunity to revitalize your Company by electing a new board of directors.

      The enclosed proxy statement contains important information concerning the Company's Annual Meeting and my nominees - please read it carefully.

      I URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY TO VOTE FOR THE ELECTION OF MY NOMINEES.

                                          Thank you for your support.

                                          Sincerely,

--------------------------------------------------------------------------------

                                   IMPORTANT

o PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

o DO NOT SIGN ANY PROXY CARD THAT YOU MAY RECEIVE FROM THE COMPANY, EVEN AS A PROTEST VOTE AGAINST THE COMPANY'S CURRENT BOARD AND MANAGEMENT.

IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE VOTING, PLEASE CONTACT THE FIRM ASSISTING IN THE SOLICITATION OF PROXIES:

                           [NAME OF PROXY SOLICITOR]

                                   TOLL-FREE:
                        BANKS AND BROKERS, CALL COLLECT:

--------------------------------------------------------------------------------

               PRELIMINARY PROXY STATEMENT; SUBJECT TO COMPLETION

                       2002 ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                               INTELLIGROUP, INC.



                                 PROXY STATEMENT

                                       OF

                                  ASHOK PANDEY




To the Shareholders of Intelligroup, Inc.:


      This Proxy Statement and the enclosed WHITE proxy card are being furnished by Ashok Pandey (the "Founder") to holders of common stock, par value $0.0l per share (the "Common Stock"), of Intelligroup, Inc., a New Jersey corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of the Company's Shareholders and at any and all adjournments or postponements thereof (the "Annual Meeting"). The Annual Meeting is scheduled to be held July 2, 2002, at the time and place to be announced in the Notice of Annual Meeting of Shareholders that will be sent to shareholders by the Company. As of May 30, 2002, the Founder and his nominees for election as directors were the beneficial owners of an aggregate of 2,157,517 shares of Common Stock, representing approximately 13% of the outstanding shares. According to the Company's Form 10-Q for the quarter ended March 31, 2002, as of May 8, 2002, there were 16,630,125 shares of Common Stock outstanding.

      At the Annual Meeting, five persons will be elected to the board of directors of the Company (the "Board") to hold office until the next annual meeting of the Company, or until their successors have been duly elected and qualified. In opposition to the solicitation of proxies by the current Board of Directors of the Company, the Founder, as the single largest shareholder of the Company, is soliciting proxies to support the election of five outstanding nominees (the "Nominees") who, if elected, will act in the best interests of all of the Company's shareholders. At the Annual Meeting, the Founder intends to nominate Ashok Pandey, John Supplee, Wendy Rayner, Tarun Chandra and Stephen Savitt to replace the current board of directors of the Company. If the Founder determines at or prior to the Annual Meeting that any Nominee is unable or otherwise unavailable to serve as a director, the Founder reserves the right to nominate a replacement candidate for election as a director. Following the election of his slate, the Founder also anticipates further strengthening the Board by offering to include on the Board representatives from the Company's largest shareholders.

      THIS SOLICITATION IS BEING MADE BY THE FOUNDER AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

      The date of the annual meeting of the Company's shareholders had originally been set for June 6, 2002 by the current Board. However, after learning of the Founder's intention to nominate an opposing slate of directors, the current Board acted to postpone the previously scheduled annual meeting of the Company's shareholders until July 2, 2002, and to move the record date from April 25 to May 30, 2002. The Company's public announcement of these decisions offered no explanation for these changes.

      In order to prevent the current Board from further delaying or avoiding the Annual Meeting, the Founder has filed a complaint in the Chancery Court of the State of New Jersey seeking an order, pursuant to the New Jersey Business Corporation Act, N.J.S.A. 14A:5-3, compelling the Company to hold its annual meeting on July 2, 2002, as currently scheduled. The Founder is also seeking an order: (i) setting a record date of April 25, 2002 (or at the latest May 3, 2002, which is sixty days before the scheduled meeting) for determining the shareholders entitled to vote at the Annual Meeting; and (ii) an order preventing the current Board, until after the Annual Meeting, from issuing additional shares of the Company's stock or engaging in any transaction involving the sale of the Company's business or substantially all of the Company's assets or incurring any material liability in connection with or contingent on any such transaction.

      On May 29, 2002, the parties agreed that: (i) the Company will provide the Founder with three business days advanced notice if the current Board intends to change the date of the Annual Meeting or set a new record date and (ii) the Company will not issue any additional shares of Company stock prior to the record date, except in connection with any of the Company's ordinary contractual obligations. In return, the Founder agreed to voluntarily dismiss the complaint without prejudice to any of his rights.

      This Proxy Statement and the WHITE proxy card are first being mailed or furnished to shareholders of the Company on or about May [ ], 2002.

      YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. PROPERLY VOTING THE ENCLOSED WHITE PROXY CARD AUTOMATICALLY REVOKES ALL PRIOR PROXY CARDS PREVIOUSLY SIGNED BY YOU.



      DO NOT MAIL ANY PROXY CARD OTHER THAN THE ENCLOSED WHITE CARD IF YOU WISH TO VOTE FOR THE NOMINEES THE FOUNDER SUPPORTS.

      EVEN IF YOU PREVIOUSLY HAVE VOTED A PROXY CARD FURNISHED TO YOU BY THE COMPANY'S CURRENT BOARD, YOU HAVE THE LEGAL RIGHT TO CHANGE YOUR VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE MEETING.

      HOLDERS OF RECORD OF SHARES OF COMMON STOCK AS OF MAY 30, 2002, THE RECORD DATE FOR VOTING AT THE ANNUAL MEETING, ARE URGED TO SUBMIT A WHITE PROXY CARD EVEN IF YOUR SHARES ARE SOLD AFTER THE RECORD DATE.

      IF YOU PURCHASED SHARES OF COMMON STOCK AFTER THE RECORD DATE AND WISH TO VOTE SUCH SHARES AT THE MEETING, YOU SHOULD OBTAIN A WHITE PROXY CARD FROM THE SELLER OF SUCH SHARES.

      IF YOUR SHARES ARE REGISTERED IN YOUR OWN NAME, PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TO US IN CARE OF [PROXY SOLICITOR] THE FIRM ASSISTING THE FOUNDER IN THE SOLICITATION OF PROXIES, IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN SIGN A WHITE PROXY CARD WITH RESPECT TO YOUR SHARES AND ONLY UPON RECEIPT OF SPECIFIC INSTRUCTIONS FROM YOU. ACCORDINGLY, YOU SHOULD CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A WHITE PROXY CARD TO BE SIGNED REPRESENTING YOUR SHARES. THE FOUNDER URGES YOU TO CONFIRM IN WRITING YOUR INSTRUCTIONS TO THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND TO PROVIDE A COPY OF SUCH INSTRUCTIONS TO US IN CARE OF [PROXY SOLICITOR] AT THE ADDRESS INDICATED BELOW SO THAT WE WILL BE AWARE OF ALL INSTRUCTIONS GIVEN AND CAN ATTEMPT TO ENSURE THAT SUCH INSTRUCTIONS ARE FOLLOWED.

      If you have any questions about executing your proxy or require assistance, please call:

                            [NAME OF PROXY SOLICITOR]
                                    [address]

                                 Call toll free:
                        Banks and Brokers, call collect:

                 WHY YOU SHOULD VOTE FOR THE FOUNDER'S NOMINEES

      The Founder urges you to elect the Nominees because the Founder believes that:

      o The current Board has failed to deliver satisfactory operating results and has made and approved of several decisions that have negatively impacted the Company and precipitously decreased shareholders' wealth;

      o The interests of the current Board are no longer aligned with the interests of the Company's shareholders; and

      o The current Board has not provided management with appropriate compensation incentives aligned with shareholder interests.

THE CURRENT BOARD HAS FAILED TO DELIVER SATISFACTORY OPERATING RESULTS AND HAS MADE AND APPROVED OF SEVERAL DECISIONS THAT HAVE NEGATIVELY IMPACTED THE COMPANY AND DECREASED SHAREHOLDERS' WEALTH.

      The Company's revenues and profits have been declining each year since 1998. While on the Board in 1999 and 2000, the Founder was unable to convince the other Board members (who are still on the Board today) of the need to implement specific strategies to reverse the Company's significant underperformance. Due to the fact that his strategies and proposals were not pursued by the Company, the Founder resigned from the Company in December 2000 and the Company's financial condition has further deteriorated since his departure from the Company. The Founder is particularly troubled by the Company's write-off of approximately $13.4 million in the fourth quarter of 2001. The Founder believes this write-off reflects a costly rollback of decisions made by the current Board, such as not moving swiftly to restructure and downsize non-performing international operations and neglecting to re-evaluate, in a more timely fashion, the Company's focus on the unprofitable Application Service Provider ("ASP") market, while committing the Company to an unsustainable capital expenditure cycle that has only delivered significant losses and, in the Founder's view, wasted management time. All of these were part of the many ideas and strategies that were proposed by the Founder back in 2000, and that are now being belatedly implemented by the Company's Board and management.

      The Founder strongly believes that the Company must adopt a revised business strategy aimed at driving profitable growth and a fiscally responsible budget. The Founder believes that his nominees, if elected, would promptly assemble a senior professional management team, which will focus on profitable growth and streamline the Company's operations by:

      |X| Leveraging the Company's core technology expertise in the area of enterprise applications to deliver solutions more effectively through onsite, offsite and offshore delivery;

      |X| Reducing the number of focus areas by selecting and leveraging a limited number of strategic partners;

      |X|   Using offshore resources to deliver projects at lower cost;

      |X|   Shutting down non-performing/non-strategic/low-value operations;

      |X|   Evaluating and adjusting initiatives and costs at ADC in India;

      |X|   Re-aligning capabilities and focus to match market opportunity;

      |X| Funding new areas of growth by using Company's profits and new investor equity, instead of increasing Company's debt;

      |X| Avoiding any more geographic expansion until all business units are back to reasonable profitability, and adequate cash flow is restored.

      The Founder believes that in order for the Company to return to profitability the proposed strategies must be further refined with senior management, the changes must be communicated to employees, and a budget consistent with the proposed strategies for the upcoming fiscal year must be developed, all without delay. The Founder strongly believes that these strategies will help the Company's image on Wall Street, establish greater trust with customers, boost employee morale and improve profitability.

      The Founder believes that any delay in implementing these strategies will only further erode the value of the Company. In fact, although the closing price of the Company's stock on May 28, 2002, was $1.61, at the time of the announcement of the Founder's intention to nominate a slate of candidates for election as directors at the Annual Meeting, the Company's stock price was trading below $1.00, which exposed the shareholders to the risk of the Company's shares being delisted from Nasdaq and could adversely affect shareholder liquidity. The Founder believes that the rise in the share price since the announcement of the Founder's intention to replace the current Board is an endorsement of his plans by the financial markets, and their confidence in his abilities to unlock shareholder value.

THE INTERESTS OF THE CURRENT BOARD ARE NO LONGER ALIGNED WITH THE INTERESTS OF THE COMPANY'S SHAREHOLDERS.

      The Founder believes there is no equality of interests among the Company's directors, management and shareholders. As the beneficial owner of 2,139,083, or 12.6%, of the shares of outstanding Common Stock, the Founder has a significant investment at stake. Although the Nominees hold only a small number of shares of the Company, the Nominees are committed to the objectives of the Founder described herein. The Founder's interests are clearly aligned with yours. As the single largest shareholder of the Company, the Founder is committed to maximizing the value of all of the Company's shares, for all shareholders equally.

      In contrast, the Founder believes that certain members of the Board and management have been significantly reducing their stock ownership in the Company. Indeed, based on recent SEC filings, it is apparent that the current CEO Nagarjun Valluripalli has significantly reduced his ownership in the Company. Mr. Valluripalli sold 1,762,740 shares of Company stock in December 2001, which represented approximately 80% of his holdings. Furthermore, the Founder believes that Mr. Valluripalli's remaining shares of the Company's stock are pledged to secure a personal loan from a lending institution, which loan the Founder believes is now in default. As a result, even though the Company's Form 10-K for 2001 discloses that as of April 25, 2002, the members of the Company's current Board and its executive officers collectively owned beneficially about 7.4% of the outstanding shares, the Founder believes that the actual beneficial ownership of Company's stock by the current Board and management is presently no more than 2% of the outstanding shares.

      The Founder believes that members of the Board and management should have a significant ownership stake in the Company in order for their interests to be aligned with the other shareholders of the Company.

      Additionally, you may have noted, as I did with alarm, the recent 8-K filing by the Company, in which one of the directors, who resigned on May 22, 2002, cited the current Board's failure to inform the resigning director of certain events and decisions made by the current Board and management, which has made him uncomfortable while representing the interests of all shareholders of the Company. This is a telling statement from a recent insider on the manner in which this Board has chosen to operate.

THE CURRENT BOARD HAS NOT PROVIDED MANAGEMENT WITH APPROPRIATE COMPENSATION INCENTIVES ALIGNED WITH SHAREHOLDER INTERESTS.

      The Founder believes that the recently announced $200,000 bonus awarded to the Company's chief executive for his 2001 performance gives management incentives that are not aligned with the interests of the Company's shareholders. The Company's chief executive was not awarded a bonus in 1998, 1999 or 2000, during which years the Company outperformed its 2001 results. The Founder was therefore particularly distressed to read in the Company's 2001 Form 10-K that the Chief Executive was awarded a bonus for 2001 when the Company's revenue and net income continued to decrease from prior years. The Founder believes that awarding a large executive bonus after a year of particularly poor performance by the Company provides no incentive for management to improve the performance of the Company and wastes corporate assets.

      The recently announced $200,000 bonus awarded to the Company's chief executive also does not appear to comply with the Board's own executive compensation criteria. In the Company's proxy statement for the 2001 annual meeting, the compensation committee of the Company's Board clearly stated that the "Company's executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to achieve maximum Company performance by aligning the executives' interest with that of shareholders by basing a portion of compensation on corporate performance. . . . Bonuses are paid on an annual basis and are discretionary. . . . In general, the annual incentive bonus is based on operational and financial results of the Company and focuses on the contribution to these results of a business unit or division, and the executive's individual performance in achieving the results." The Founder is at a loss to explain why the Company's current Board would directly contradict the policy that the current Board itself has so clearly articulated. The Founder is especially concerned that awarding excessive bonuses to executives in spite of poor Company performance goes very much against the current Board's avowed executive compensation philosophy of "aligning the executives' interest with that of the shareholders."

      THE FOUNDER BELIEVES THAT THE VALUE OF THE COMPANY IS BEING DISSIPATED BY THE CURRENT BOARD AND BELIEVES THAT THE ELECTION OF THE NOMINEES REPRESENTS THE BEST MEANS FOR THE SHAREHOLDERS TO INCREASE THE VALUE OF THEIR INVESTMENT.

      YOUR VOTE IS IMPORTANT. YOU, THE COMPANY'S SHAREHOLDERS, CAN MOVE TO PROTECT YOUR INVESTMENT IN THE COMPANY, BY SIGNING, DATING AND MAILING PROMPTLY THE ENCLOSED WHITE PROXY CARD IN SUPPORT OF THE FOUNDER'S NOMINEES.

                       MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

ELECTION OF DIRECTORS

      At the Meeting, five Directors are to be elected (which number constitutes the entire Board of Directors of the Company) to hold office until the next Annual Meeting and until their successors shall have been elected and qualified.

      It is the intention of the Founder to vote the shares of Common Stock represented by the proxy, unless otherwise specified therein, for the election as Directors of the persons whose names and biographies appear below. At the Annual Meeting the Founder will nominate the persons whose names and biographies appear below. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Founder. The Founder has no reason to believe that the Nominees named will be unable to serve if elected. Each of the Nominees has consented to being named in this Proxy Statement and to serve if elected. The Nominees have extensive experience in private and public investment, corporate governance and business management.

THE FOUNDER'S NOMINEES

      The following are the Founder's nominees:

      ASHOK PANDEY founded the Company in 1987. While at the Company, he held the positions of Chairman, President, CEO and Co-CEO. Prior to founding the Company, Mr. Pandey was a consultant at AT&T and Bell Laboratories. Mr. Pandey has more than 12 years of experience in developing systems and applications software. In December 2000, Mr. Pandey was awarded the prestigious High-Tech Hero award by the New Jersey Technology Counsel (NJTC). Under his leadership, for four years in a row, since 1996, the Company was a winner of the Deloitte and Touche Fast 50 awards in New Jersey, twice being at the top. In 1997 and 1998, Mr. Pandey was a finalist in the Ernst & Young Entrepreneur of the Year award. Mr. Pandey is also the founder and Chairman of the CEO Forum at the NJTC as well as a board member of NJTC. Mr. Pandey is currently the Chairman and CEO of Drexus, Inc., an education software company in New Jersey, which he founded in 2001. Mr. Pandey has a Bachelor's degree in Electrical and Electronics Engineering from Birla Institute of Technology and Science, India. He also has a Master's degree in Computer Science from The City University of New York (CUNY).

      JOHN SUPPLEE is the Managing Director of The Supplee Group, a human resources consulting firm he founded in 1999, which engages in high-end strategic human resources consulting providing advice to corporate executives, employee attraction and retention programs utilizing the firm's proprietary "ART(TM)" methodology, and selective retained executive search. Prior to founding the firm, Mr. Supplee served in a variety of senior-level corporate human resource roles, most recently as Vice President, Human Resources SRA International, Commercial Sector and Vice President, Human Resources CSC Consulting. He also served as Corporate Director, Human Resources for Booz-Allen and Hamilton. Mr. Supplee is a graduate of the University of Toledo where he earned a Bachelor of Business Administration and a Master of Business Administration, which was awarded with academic distinction. He also was an Associate Instructor of Management for Purdue University at Fort Wayne, Indiana.

      WENDY RAYNER excels in leadership and results-oriented management, and has a proven success with quality improvement initiatives, strategic planning and cost/benefit/risk analysis. Mrs. Rayner worked as the Chief Information Officer at the Office of the Governor of New Jersey, where she created and implemented the first statewide strategic plan with an e-government mandate, and developed governance structure and technical architecture to support the e-government initiative. Mrs. Rayner recently received the prestigious Federal 100 award from COMPUTER WEEK MAGAZINE in recognition of contributions made as CIO of the State of New Jersey in working with Federal government agencies. From 1994 until 1998, Mrs. Rayner was the Chief Operating Officer at the New Jersey Department of Environmental Protection, where she initiated and directed the development of the country's first fully integrated environmental management system that was designed to meet new customer-focused quality-improvement standards. Prior to that Mrs. Rayner was the president and a member of the board of the Princeton YWCA. Mrs. Rayner graduated from Columbia College, and the Harvard Senior Executive Program.

      TARUN CHANDRA has eleven years of financial and operational experience encompassing financial and business analysis; corporate finance activities, and strategic planning, for companies in the technology industry, and particularly those in the IT Services sector. Most recently, Mr. Chandra was Senior Vice President at Silverline Technologies, Inc. Prior to that, Mr. Chandra was the Vice President of Corporate Strategy at SeraNova, Inc., an eBusiness services company. Prior to that, Mr. Chandra spent nine years on Wall Street with various investment banks, covering the technology industry. He was a Partner and Senior Analyst with Punk, Ziegel & Company. As a technology analyst and senior member of the technology team, Mr. Chandra was exposed to and opined on a series of strategic business model issues, the future direction of the industry, and mergers and acquisitions, relating to the Software, Internet and IT Services industry. Mr. Chandra has been credited with being one of the early analysts who recognized the value of the offshore IT services models, and the inevitable shift of the US IT Services industry to offshore centers. He has been quoted in a series of financial media with issues relating to the technology industry and companies. Mr. Chandra has an MBA in Finance from the University of Detroit, and an MS in Information Systems from Pace University, and is also a Chartered Financial Analyst.

      STEPHEN L. SAVITT has headed his own law practice for the past ten years at Stephen L. Savitt, P.C., where he specializes in commercial and tax law. Prior to that, Mr. Savitt worked at Coopers & Lybrand's tax practice in New York, where he consulted with several corporate clients such as Johnson & Johnson, DuPont and Merck. Mr. Savitt began his legal career with Brady & Tarpie, and D'Amato & Lynch, where he practiced commercial and insurance law, for clients including Kendall Corp. and Hyster Corporation.


      THE FOUNDER RECOMMENDS THAT YOU VOTE "FOR" HIS NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

      Each of the Nominees is a United States citizen. For additional information regarding the Nominees, see Appendix I annexed to this Proxy Statement. The information above and in Appendix I has been furnished to the Founder by the Nominees.

      The Nominees will not receive any compensation from the Founder for services as a director of the Company or for agreeing to stand for election as a director.

      Except as disclosed in this Proxy Statement (including the Appendices hereto), none of the Nominees, the Founder or any of their affiliates or associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

      It is expected that the Company's Board will send you management's proxy statement discussing, in addition to the election of directors, any other matter that may properly come before the Annual Meeting. With the exception of the election of directors, the Founder is not aware at the present time of any other matters, which are scheduled to be voted upon by shareholders at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named as proxies on the enclosed WHITE Proxy Card will, subject to the provisions of this paragraph, have discretionary authority to vote all shares covered by such proxies in accordance with their discretion with respect to such matter. If the Founder becomes aware within a reasonable time in advance of the Annual Meeting that the Company's management intends to present for a shareholder vote at the Annual Meeting any matters not included on the enclosed WHITE proxy card, the Founder intends either to refrain from voting on any such matter or to revise the WHITE proxy card in order to include any such additional matter thereon. The Company also will furnish shareholders with additional proxy materials describing any such additional matter. If shareholders voted or vote on the original WHITE proxy card which does not include such additional matters, the Founder will exercise his discretionary authority with respect to such additional matter and will advise shareholders as to how he will use such discretionary authority. If a shareholder wishes to specify the manner in which his or her shares are to be voted on any such additional matters, the shareholder will have the opportunity to vote on the revised WHITE proxy card. Submission of any properly executed proxy card will revoke all prior proxy cards.

                           VOTING AND PROXY PROCEDURE

PROXY INFORMATION

      The enclosed WHITE Proxy Card may be executed only by holders of record at the close of business on May 30, 2002 (the "Record Date").

      The shares of Common Stock represented by each WHITE Proxy that is properly executed and returned to the Founder will be voted at the Annual Meeting in accordance with the instructions marked thereon but if no instructions are marked thereon, the proxy will be voted for the election of the Nominees and, in the discretion of the proxies, on whatever other matters as may properly come before the meeting or any adjournments or postponements thereof. Executed but unmarked WHITE proxies will be voted FOR the election of the Nominees as directors.

      If you hold your shares in one or more brokerage firms, banks or nominees, only they can vote your shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions to vote the WHITE Proxy.

PROXY REVOCATION

      Whether or not you plan to attend the Annual Meeting, the Founder urges you to vote FOR the Nominees by signing, dating and returning the WHITE Proxy Card in the enclosed envelope. You can do this even if you have already sent a different proxy card solicited by the Company's Board. It is the last proxy that counts.

      Execution of a WHITE Proxy Card does not affect your right to attend the Annual Meeting and to vote in person. Any shareholder granting a proxy (including a proxy given to the Company) may revoke it at any time before it is voted by (a) submitting a new, duly executed proxy bearing a later date, (b) attending and voting at the Annual Meeting in person, or (c) at any time before a previously executed proxy is voted, giving written notice of revocation to either the Founder, c/o [Proxy Solicitor], or the Company. Merely attending the Annual Meeting will not revoke any previous proxy which has been duly executed by you. The WHITE Proxy Card furnished to you by the Founder, if properly executed and delivered, will revoke all prior proxies.

      IF YOU PREVIOUSLY EXECUTED AND RETURNED A PROXY CARD TO THE COMPANY, THE FOUNDER URGES YOU TO REVOKE IT BY SIGNING, DATING AND MAILING THE WHITE PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING WITHIN THE UNITED STATES.

QUORUM AND VOTING

      Management's proxy statement is required to provide information about the number of shares of the Company's stock outstanding and entitled to vote, the number of record holders thereof and the record date for the Annual Meeting, and reference is made thereto for such information. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting.

      The presence, in person or by proxy, of holders of the shares of Common Stock having a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Annual Meeting is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of Directors may be taken upon the affirmative vote of shareholders possessing a majority of the shares of Common Stock represented at the Annual Meeting, provided a quorum is present in person or by proxy.

      Abstentions are included in the shares present at the Annual Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Annual Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

               SHARES OF THE COMPANY HELD BY FOUNDER AND NOMINEES

      The following table sets forth, as of May 22, 2002, the number and percent of outstanding shares of Common Stock beneficially owned by the Founder and each of Nominees:

     NAME AND ADDRESS            NUMBER OF SHARES        PERCENTAGE OF SHARES
    OF BENEFICIAL OWNER         BENEFICIALLY OWNED        BENEFICIALLY OWNED
    -------------------         ------------------        ------------------

Ashok Pandey                         2,139,083(1)                12.6%
944 Stuart Road
Princeton, NJ 08540

John Supplee                                 0                      *
The Supplee Group
47564 Griffith Place
Sterling, VA  20165


Wendy Rayner                                 0                      *
37C Melrose Road
Princeton, NJ  08540


Tarun Chandra                           18,434                    0.4%
20 Hickory Place
Livingston, NJ  07039


Stephen Savitt                               0                      *
150 East 52nd Street
New York, NY  10022


All above parties as a               2,157,517                   13.0%
   group



(1) Includes options to purchase 300,000 shares of Common Stock, which are currently exercisable.



      Management's proxy statement is expected to set forth information as to the number and percentage of outstanding shares beneficially owned by (i) each person known by the Company to own more than 5% of the outstanding Common Stock,
(ii) each director of the Company, (iii) each of the four most highly paid executive officers of the Company, and (iv) all executive officers and directors of the Company as a group, and reference is made thereto for such information.

          ANNUAL REPORT OF THE COMPANY AND MANAGEMENT'S PROXY STATEMENT

      An annual report to shareholders covering the Company's fiscal year ended December 31, 2001, including financial statements, is required to be furnished to shareholders by the Company. Such annual report does not form any part of the material for the solicitation of proxies by the Founder.

      It is expected that the Company's current Board will also solicit proxies for use at the Annual Meeting and will furnish a proxy statement in connection therewith. Neither the Founder nor any of his affiliates is presently an officer or director, or otherwise engaged in the management, of the Company. Consequently, the Founder does not have current information concerning the Common Stock of the Company, the beneficial ownership of such stock by the principal holders thereof, other information concerning the Company's management, the procedures for submitting proposals for consideration at the next Annual Meeting of Shareholders of the Company and certain other matters regarding the Company and the Annual Meeting required by the rules of the SEC to be included in a proxy statement. Accordingly, reference is made to management's proxy statement for such information.

      The Founder does not make any representation as to the accuracy or completeness of the information contained in the Annual Report and management's proxy statement.

                          PROXY SOLICITATION; EXPENSES

            The Founder will bear the entire expense of preparing, assembling, printing and mailing this Proxy Statement and the WHITE Proxy Card and the cost of soliciting proxies.

            The total cost of this proxy solicitation (including fees of attorneys, accountants, public relations advisers, solicitors and advertising and printing expenses) is estimated to be approximately $[ ]. Through May ___, 2002, the Founder has incurred approximately $_________ of expenses in connection with this proxy solicitation. To the extent legally permissible, the Founder will seek reimbursement from the Company for the costs of this solicitation. The Founder does not currently intend to submit approval of such reimbursement to a vote of shareholders of the Company at a subsequent meeting unless required by law.

            In addition to this initial solicitation by mail, proxy solicitations may be made by the Founder and the Nominees, without additional compensation, except for reimbursement of reasonable out-of-pocket expenses. Solicitations may be made by telephone, facsimile, hand delivery messenger, and personal solicitors. The Founder will pay to banks, brokers and other fiduciaries their reasonable charges and expenses incurred in forwarding proxy materials to their principals and in obtaining authorization for execution of proxies.

            The Founder has retained [Proxy Solicitor] to assist in the solicitation of proxies. The Founder will pay [Proxy Solicitor] a minimum fee of $________ and a maximum fee of $__________ if the Founder's nominees are elected to the Board and the Founder is successful in obtaining reimbursement of its expenses from the Company. The Founder has also agreed to reimburse [Proxy Solicitor] for its reasonable out-of-pocket expenses. [Proxy Solicitor] will solicit proxies from individuals, brokers, banks, nominees and other institutional holders. Approximately ___ persons will be utilized by [Proxy Solicitor] in its solicitation efforts, which may be made by telephone, telegram or in person.

Approximately __ persons will be utilized by [Proxy Solicitor] in its solicitation efforts, which may be made by telephone, telegram or in person.

                             ADDITIONAL INFORMATION

            The Founder has filed with the SEC a Statement on Schedule 13D, which contains information in addition to that furnished herein. This Schedule 13D and any amendments thereto may be inspected at, and copies may be obtained from, the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C., 20549, or on-line at www.sec.gov.

                                  ASHOK PANDEY

May       , 2002





          IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE, PLEASE CALL:


                            [NAME OF PROXY SOLICITOR]
                                    [address]

                                 CALL TOLL FREE:
                        BANKS AND BROKERS, CALL COLLECT:

                                                                      APPENDIX I

          CERTAIN INFORMATION REGARDING ASHOK PANDEY AND THE NOMINEES



1.    ASHOK PANDEY



                              PRINCIPAL OCCUPATION FOR
                                PAST FIVE YEARS AND
 BUSINESS ADDRESS    AGE           DIRECTORSHIPS            EDUCATION
 ----------------    ---        -------------------         ---------

944 Stuart Road      44    Chairman and Chief               Mr. Pandey has a
Princeton, NJ              Executive Officer of             Bachelor's degree
08540                      Drexus, Inc., which he           in Electrical and
                           founded in September 2001.       Electronics
                           From May 1999 to December        Engineering from
                           2000, Mr. Pandey served as       Birla Institute
                           Co-Chief Executive and a         of Technology and
                           Director of the Company.         Science, India.
                           From April 1998 until May        He also has a
                           1999, Mr. Pandey served as       Master's degree
                           Co-Chairman of the Board of      in Computer
                           the Company. From October        Science from The
                           1997 until April 1998, Mr.       City University
                           Pandey served as Chairman        of New York (CUNY)
                           of the Board and President
                           of Corporate Services of
                           the Company. From the
                           Company's inception in 1987
                           through October 1997, Mr.
                           Pandey served as Chairman,
                           President and Chief
                           Executive Officer of the
                           Company. Mr. Pandey is also
                           a board member of New
                           Jersey Technology Council
                           (NJTC) and Chairman of CEO
                           Forum at NJTC.

            The following sets forth all purchases and sales during the past two years of the Company's Common Stock deemed to be beneficially owned by Mr. Pandey. All transactions were effected in open market transactions.



                   DATE OF
                 TRANSACTION      NUMBER OF
                (MO/DAY/YEAR)     SHARES         PURCHASE OR SALE
                -------------     ------         ----------------

                  7/17/2001            10,000           Sale
                  6/11/2001             5,400           Sale
                   6/8/2001               100           Sale
                   6/7/2001            13,000           Sale
                   6/5/2001             9,000           Sale
                  5/31/2001             2,500           Sale
                  5/25/2001            10,000           Sale
                  5/24/2001            26,600           Sale
                  5/22/2001            41,900           Sale
                  5/21/2001             7,500           Sale
                  5/18/2001            65,000           Sale
                   5/3/2001             3,000           Sale
                   5/2/2001            18,700           Sale
                   5/1/2001            28,300           Sale


2.    JOHN SUPPLEE

                             PRINCIPAL OCCUPATION FOR
 BUSINESS ADDRESS   AGE  PAST FIVE YEARS AND DIRECTORSHIPS      EDUCATION
 ----------------   ---  ---------------------------------      ---------

The Supplee Group   55   Managing Director of The           Mr. Supplee is a
47564 Griffith           Supplee Group, a human             graduate of the
Place                    resources consulting firm he       University of
Sterling, VA             founded in 1999. Prior to          Toledo where he
20165                    founding the firm, Mr. Supplee     earned a Bachelor
                         served in a variety of             of Business
                         senior-level corporate human       Administration
                         resource roles most recently       and a Master of
                         as Vice President, Human           Business
                         Resources SRA International,       Administration,
                         Commercial Sector, from            which was awarded
                         January 1999 until August          with academic
                         1999, and Vice President,          distinction. He
                         Human Resources at CSC             also was an
                         Consulting, from February 1994     Associate
                         until December 1998. Prior to      Instructor of
                         that, Mr. Supplee served as        Management for
                         Corporate Director, Human          Purdue University
                         Resources for Booz-Allen and       at Fort Wayne,
                         Hamilton.                          Indiana.

            Mr. Supplee performed consulting services relating to human resources for the Company from late 1999 until November 2001. Mr. Supplee received $99,401 in consulting fees from the Company for his services in 2001, $187,465 for his consulting services to the Company in 2000 and $42,500 for his consulting services to the Company in 1999.


            The following sets forth all purchases and sales during the past two years of the Company's Common Stock deemed to be beneficially owned by Mr. Supplee. All transactions were effected in open market transactions.


                   DATE OF
                 TRANSACTION      NUMBER OF
                (MO/DAY/YEAR)      SHARES         PURCHASE OR SALE
                -------------      ------         ----------------

                   12/19/00             1,500           Sold
                   5/31/00              1,000         Purchase
                   3/23/00                500         Purchase



3.    WENDY RAYNER


                              PRINCIPAL OCCUPATION FOR
                                PAST FIVE YEARS AND
 BUSINESS ADDRESS   AGE             DIRECTORSHIPS               EDUCATION
 ----------------   ---             -------------               ---------

37C Melrose Road     59    Chief Information Officer,        Mrs. Rayner
Princeton, New             Office of the Governor of         graduated from
Jersey  08540              New Jersey, since 1998.           Columbia College,
                           Chief Operating Officer,          and the Harvard
                           New Jersey Department of          Senior Executive
                           Environmental Protection,         Program.
                           from 1994 until 1998.


            During the past two years Mrs. Rayner did not have any purchases or sales of the Company's Common Stock.

4.    TARUN CHANDRA


                             PRINCIPAL OCCUPATION FOR
                               PAST FIVE YEARS AND
 BUSINESS ADDRESS   AGE            DIRECTORSHIPS                   EDUCATION
 ----------------   ---            -------------                   ---------

20 Hickory Place     36   Senior Vice President,           Mr. Chandra has an
Livingston, NJ            Silverline Technologies,         MBA in Finance from
07039                     Inc., from March 2001 until      the University of
                          March 2002.  Vice President,     Detroit, and an MS
                          SeraNova, Inc., from October     in Information
                          1999 until March 2001.           Systems from Pace
                          Technology Analyst and           University, and is
                          Partner at Punk, Ziegel &        also a Chartered
                          Company, from December 1996      Financial Analyst.
                          until September 1999.


            The following sets forth all purchases and sales during the past two years of the Company's Common Stock deemed to be beneficially owned by Mr. Chandra. All transactions were effected in open market transactions.



                   DATE OF
                 TRANSACTION      NUMBER OF
                (MO/DAY/YEAR)      SHARES         PURCHASE OR SALE
                -------------      ------         ----------------

                   2/13/02              5,011           Sale
                    2/5/02              3,507           Sale
                    2/1/02                751           Sale
                   1/31/02              1,002           Sale
                   1/25/02              8,223           Sale
                   7/24/01              3,082           Sale
                   8/31/00                296           Sale



5.    STEPHEN L. SAVITT


                             PRINCIPAL OCCUPATION FOR
                               PAST FIVE YEARS AND
 BUSINESS ADDRESS   AGE           DIRECTORSHIPS                 EDUCATION
 ----------------   ---           -------------                 ---------

150 East 52nd       63   Principal member of Stephen       Mr. Savitt has a
Street                   L. Savitt, P.C. since 1992.       B.E.E. from Pratt
New York, NY                                               Institute and a
10022                                                      J.D. from New
                                                           York Law School.

            During the past two years Mr. Savitt did not have any purchases or sales of the Company's Common Stock.

                              *     *      *

            Except as set forth in this Proxy Statement (including Appendices hereto), none of Ashok Pandey, the Nominees nor any of their respective affiliates or associates, directly or indirectly:

            o beneficially owns any shares of Common Stock of the Company or any securities of any parent or subsidiary of the Company;

            o has had any relationship with the Company in any capacity other than as a shareholder;

            o has been a party to any transaction, or series of similar transactions, since January 1, 2001, nor is any currently proposed transaction known to any of them, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of them or their respective affiliates or associates had, or will have, a direct or indirect material interest;

            o has entered into any agreement or understanding with any person with respect to any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party;

            o has a contract, arrangement or understanding within the past year with any person with respect to the Company's securities;

            o has any agreement, arrangement or understanding with any person with respect to any future employment with the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates may be a party, except for the agreements by the Nominees to serve as directors of the Company if elected; or

            o is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material legal proceeding.

                              [FORM OF PROXY CARD]

            PROXY CARD

                   THIS PROXY IS SOLICITED BY ASHOK PANDEY IN
                     OPPOSITION TO THE BOARD OF DIRECTORS OF
                               INTELLIGROUP, INC.

                  The undersigned hereby appoints [ ], and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $0.01 per share, of Intelligroup, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of the Company to be held on July 2, 2002 (the "Annual Meeting"), and at any and all adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy.

            1.    Election of Directors (check one box only)


                  [  ] FOR all nominees          [  ]  WITHHOLD AUTHORITY
                       Listed below:                   to vote for all nominees
                                                       listed below:

            Ashok Pandey             John Supplee

            Wendy Rayner             Tarun Chandra

            Stephen Savitt

            (To withhold authority to vote for any individual nominee, check the "FOR" box above and then write that nominee's name on the line provided below.)

                      _______________________________________________



            2. This proxy grants discretionary authority (i) to vote for an alternate nominee if any of the nominees for director listed in Item 1 above is unable or unavailable to serve as a director (unless authority to vote for all nominees or for the particular nominee who ceases to be a candidate is withheld) and (ii) to vote on other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

[REVERSE]   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS
            INDICATED, IT WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES
            NAMED IN ITEM 1 ON THE REVERSE SIDE OF THIS PROXY, AND, IN THE
            DISCRETION OF THE PROXIES, FOR AN ALTERNATE NOMINEE IF ANY OF THE
            NOMINEES FOR DIRECTOR LISTED IN ITEM 1 IS UNABLE OR UNAVAILABLE TO
            SERVE AS A DIRECTOR (UNLESS AUTHORITY TO VOTE FOR ALL NOMINEES OR
            FOR THE PARTICULAR NOMINEE WHO CEASES TO BE A CANDIDATE IS WITHHELD)
            AND ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL
            MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

            ASHOK PANDEY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES NAMED IN ITEM 1 ON THE REVERSE SIDE OF THIS PROXY. TO VOTE IN ACCORDANCE WITH ASHOK PANDEY'S RECOMMENDATION, JUST SIGN THIS PROXY; NO BOXES NEED TO BE CHECKED.

            The undersigned hereby acknowledges receipt of the Proxy Statement of Ashok Pandey dated May [ ], 2002.

                                       DATED: __________________________, 2002


                                       Signature:____________________________


                                       Signature, if held jointly:

                                       ______________________________________


                                       Title or Authority:


                                       ______________________________________
                                       Joint owners should each sign personally.
                                       If signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please include your full title. If a
                                       corporation, please sign in corporate
                                       name by authorized officer. If a
                                       partnership, please sign in partnership
                                       name by authorized person. This proxy
                                       votes all shares held in all capacities.